UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
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CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (date of earliest event reported):
April 25, 2023
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DOORDASH, INC.
(Exact name of registrant as specified in its charter)
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Delaware	001-39759	46-2852392
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)
303 2nd Street, South Tower, 8th Floor
San Francisco, California 94107
(Address of principal executive offices, including zip code)
(650) 487-3970
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A common stock, par value of $0.00001 per share	DASH	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers;         Compensatory Arrangements of Certain Officers.
On April 25, 2023, Stan Meresman informed DoorDash, Inc. (the “Company”) that he will retire and not stand for re-election as a member of the Company’s board of directors (the “Board”) at the Company’s 2023 annual meeting of stockholders (the “2023 Annual Meeting”). Mr. Meresman will continue to serve on the Board and as the Chair of the audit committee of the Board until the expiration of his current term at the end of the 2023 Annual Meeting. Mr. Meresman’s decision to not stand for re-election does not arise from any disagreement with management on any matter relating to the Company’s operations, policies, or practices. Mr. Meresman announced his decision at this time so that the nominating and corporate governance committee of the Board could make its recommendations for, and the Board could approve, nominees to the Board in advance of the conclusion of his term. The Company greatly appreciates Mr. Meresman’s long and dedicated service as a director and wishes him the best in his retirement.

In connection with Mr. Meresman’s departure, the Board appointed Elinor Mertz, a current member of the audit committee, as Chair of the audit committee effective as of the 2023 Annual Meeting.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DOORDASH INC.

Date: April 28, 2023	/s/ Tony Xu
Tony Xu
Chief Executive Officer